SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 6, 2002


                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)





          California                0-10652               94-2751350
-------------------------------  -------------    ----------------------------
(State or other jurisdiction of  (File Number)    (IRS Employer Identification
        incorporation)                                        No.)


             300 Park Marina Circle
              Redding, California                              96001
     ----------------------------------------               ----------
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (530) 226-2900




                    This Form 8-K consists of five (5) pages.

Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

a. The firm of Deloitte & Touche LLP served the registrant, North Valley Bancorp (the "Company") as independent public accountants for the 2001 fiscal year. On June 6, 2002, the Board of Directors of the Company approved the recommendation of the Audit Committee of the Board of Directors to change the Company's certifying accountant from Deloitte & Touche, LLP to Perry-Smith, LLP. The Company engaged Perry-Smith, LLP as the Company's independent public accountants for the fiscal year 2002, effective as of June 6, 2002.

         The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two fiscal years in the period ended December 31, 2001, and any subsequent interim period through June 6, 2002, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

b. During the fiscal years ended December 31, 2001 and 2000, and the interim period between December 31, 2001, and June 6, 2002, the Company did not consult with Perry-Smith, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

         A letter from Deloitte & Touche LLP dated June 13, 2002, addressed to the Securities and Exchange Commission, in compliance with Item 304(a)(3) of Regulation S-K, is attached to this report as Exhibit 99.37



Item 7.  Financial Statements and Exhibits
         ---------------------------------

                   (c)     Exhibits
                           --------

                           99.37 Letter of Deloitte & Touche LLP addressed to the Securities and Exchange Commission dated June 13, 2002

                           99.38 North Valley Bancorp Press Release of June 13, 2002, announcing change in independent public accountants


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           NORTH VALLEY BANCORP
                                               (Registrant)


Date: June 13, 2002.                       By: /s/ SHARON BENSON
                                               ---------------------------------
                                               Sharon Benson
                                               Senior Vice President
                                               Controller

                                                                   Exhibit 99.37
                                                                   -------------




June 13, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N. W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) paragraphs 2 and 3 of Form 8-K of North Valley Bancorp dated June 13, 2002.

Yours truly,


/s/ Deloitte & Touche LLP

                                                                   Exhibit 99.38
                                                                   -------------


North Valley Bancorp Selects Perry-Smith LLP as Independent Auditor
-------------------------------------------------------------------


Redding, California -(Business Wire)--June 13, 2002--North Valley Bancorp (NASDAQ: NOVB - news), today announced that Perry-Smith LLP ("Perry-Smith") has been named the Company's independent public accountants for the fiscal year 2002. Perry-Smith replaces Deloitte & Touche LLP.

The selection of Perry-Smith was recommended by NVB's Audit Committee and approved by its Board of Directors following an extensive due diligence process that included consideration of proposals from both national and regional accounting firms and their qualifications, experience and commitment to the community banking industry.

During North Valley Bancorp's two most recent fiscal years and to the present, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Deloitte & Touche LLP has previously issued an unqualified audit report on the financial statements of the Company as of December 31, 2001 and 2000 and for each of the years then ended.


Perry-Smith is a regional professional services firm headquartered in Sacramento, California, that serves over 35 clients in the financial services industry in Northern California and Nevada. Those financial services companies vary in structure from start-up banks to multi-bank holding companies and have assets ranging from approximately $50 million to over $1 billion. Perry-Smith is a member of the McGladrey Network, a nation-wide affiliation of regional professional services firms that leverage the resources of RSM McGladrey for the benefit of their clients. Perry-Smith serves a diverse list of clients in many industries including financial services, manufacturing, health care, education, SEC registered companies, retirement plans, and many closely-held companies.


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